UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4551 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on March 26, 2008, the Board of Directors of Dynex Capital, Inc. (the “Company”) adopted amended and restated bylaws (the “Restated Bylaws”) for the Company, effective as of March 26, 2008.  Below is a brief description of the substantive amendments adopted.

Principal Office.  Section 1.01 of the bylaws was updated to reflect the current location of the Company’s principal office.

                Establishment of Lead Independent Director Position in Certain Circumstances.   Section 3.02 of the bylaws was amended to provide that, at any time when the Chairman of the Board is also serving as an officer of the Company other than Chairman of the Board, the Board of Directors shall designate another director who is not serving as an officer of the Company as the lead independent director of the Company, and provisions regarding meetings of the Company’s directors have been updated accordingly.  Previously, the Company’s bylaws did not specifically provide for a lead independent director.

Elimination of Outside Management Arrangements.   Former Section 3.14 has been deleted so that the Restated Bylaws no longer permit the Company’s Board of Directions to enter into arrangements with a manager outside the Company to manage the Company’s assets and administer the Company’s day-to-day operations for a fee.  Accordingly, former Section 3.15 was deleted as it dealt primarily with obligations imposed on an outside manager with respect to the Company’s operating expenses.

Ability to Issue Uncertificated Shares.   Changes were made to Article VI of the bylaws to ensure compliance with new NYSE listing requirements, which require that NYSE-listed companies be eligible by March 31, 2008 to participate in DTC’s direct registration system (“DRS”), a system by which shares may be held in book-entry form without a certificate.  The Restated Bylaws permit the Company to issue certificated or uncertificated shares, and provisions regarding the registration and transfer of shares have been updated accordingly.  Previously, the Company’s bylaws provided for the issuance of certificated shares only.

                Certain additional clarifying and nonsubstantive amendments were also made to other provisions of the bylaws.

This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Restated Bylaws, which are attached as Exhibit 3.2 to this report and are incorporated by reference herein.

Item 8.01                      Other Events.

In connection with the bylaw amendments referred to in Item 5.03 of this report, effective March 26, 2008, the Board of Directors also approved and adopted amendments to the Company’s Corporate Governance Guidelines (the “Guidelines”), to provide that the lead independent director will preside at all executive sessions and other meetings of the non-employee directors, has the power to call meetings of the non-employee directors and will preside at meetings of the Board of Directors in the absence of the Chairman of the Board. A copy of the Guidelines as amended is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.”

Effective March 26, 2008, the Board of Directors appointed Mr. Leon A. Felman to serve as lead independent director.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	3.2	Amended and Restated Bylaws of Dynex Capital, Inc. (as amended and restated March 26, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	April 1, 2008	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President and Chief Operating Officer